UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

ADC Therapeutics SA
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

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Online

Go to www.envisionreports.com/ADCT or scan the QR code — login details are located in the shaded bar below.

Electronic voting instructions must be received by Computershare no later than June 10, at 11:59 p.m. EDT / June 11 at 5:59 a.m. CEST

Proxy cards by mail must be received by Computershare no later than June 6, at 11:59 p.m. EDT / June 7 at 5:59 a.m. CEST

ADC Therapeutics SA Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the ADC Therapeutics SA Shareholder Meeting to be Held on

Thursday, June 13, 2024 at 4:00 a.m. EDT / 10:00 a.m. CEST

at Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland

You are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the internet. You are encouraged to access and view the complete proxy materials before voting. This proxy materials, including our Annual Report on Form 10-K, management report, annual financial statements, consolidated financial statements, auditors’ reports and compensation report for the year ended December 31, 2023, are available for viewing, printing and downloading at:

Additionally, you can find a copy of the Proxy Statement and our Annual Report on Form 10-K on the website of the U.S. Securities and Exchange Commission (the “SEC”) at sec.gov. You may also obtain a printed copy of the proxy materials at no cost, upon written or oral request to us at the following address: Investor Relations, ADC Therapeutics SA, c/o ADC Therapeutics America, Inc., 430 Mountain Avenue, 4th Floor, Murray Hill, NJ 07974, (908) 731-5556.

Easy Online Access — View your proxy materials and vote.

Step 1:    Go to www.envisionreports.com/ADCT.

Step 2:    Click on Cast Your Vote or Request Materials.

Step 3:    Follow the instructions on the screen to log in.

Step 4:    Make your selections as instructed on each screen for your delivery preferences.

Step 5:    Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 31, 2024 to facilitate timely delivery.

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ADC Therapeutics SA Shareholder Meeting Notice

ADC Therapeutics SA’s Annual General Meeting of Shareholders will be held on Thursday, June 13, 2024, at the headquarter of ADC Therapeutics SA, Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland, at 4:00 a.m. EDT / 10:00 a.m. CEST

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR Proposals 1-10 and 12 and 1 YEAR on Proposal 11: Agenda and Proposals of the Board of Directors

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

1.	Approving the Management Report, Annual Financial Statements and Consolidated Financial Statements

The Board of Directors proposes that the Management Report, the Annual Financial Statements and the Consolidated Financial Statements for the year ended December 31, 2023, be approved, and the Auditors’ Reports for the year ended December 31, 2023, be acknowledged.

2.	Approving, on an advisory basis under Swiss law, the Compensation Report

The Board of Directors proposes that the Company’s Compensation report for the year ended December 31, 2023, be approved in a non-binding advisory vote.

3.	Discharging the members of the Board of Directors and the Executive Committee from liability

The Board of Directors proposes that the members of the Board of Directors and the Executive Committee be discharged from liability for the year ended December 31, 2023.

4.	Approving the appropriation of the financial results

The board of directors proposes that the net loss for the year ended December 31, 2023, be carried forward as follows:

Loss carried forward from the year ended December 31, 2022	CHF	968,963,858
Loss for the year ended December 31, 2023	CHF	144,426,257
Loss to be carried forward	CHF	1,113,390,115

5.	Reelecting nominees to the Board of Directors

Proposal #5a: The Board of Directors proposes that Ron Squarer be reelected as the Chair of the Board of Directors and a director for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2025 annual general meeting of shareholders.

Proposal #5b: The Board of Directors proposes that Robert Azelby be reelected as a director for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2025 annual general meeting of shareholders.

Proposal #5c: The Board of Directors proposes that Jean-Pierre Bizzari be reelected as a director for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2025 annual general meeting of shareholders.

Proposal #5d: The Board of Directors proposes that Peter Hug be reelected as a director for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2025 annual general meeting of shareholders.

Proposal #5e: The Board of Directors proposes that Ameet Mallik be reelected as a director for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2025 annual general meeting of shareholders.

Proposal #5f: The Board of Directors proposes that Viviane Monges be reelected as a director for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2025 annual general meeting of shareholders.

Proposal #5g: The Board of Directors proposes that Thomas Pfisterer be reelected as a director for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2025 annual general meeting of shareholders.

Proposal #5h: The Board of Directors proposes that Tyrell Rivers be reelected as a director for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2025 annual general meeting of shareholders.

Proposal #5i: The Board of Directors proposes that Victor Sandor be reelected as a director for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2025 annual general meeting of shareholders.

6.	Reelecting nominees to the Compensation Committee of the Board of Directors

Proposal #6a: The Board of Directors proposes that Robert Azelby be reelected as a member of the Compensation Committee for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2025 annual general meeting of shareholders.

Proposal #6b: The Board of Directors proposes that Peter Hug be reelected as a member of the Compensation Committee for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2025 annual general meeting of shareholders.

Proposal #6c: The Board of Directors proposes that Victor Sandor be reelected as a member of the Compensation Committee for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2025 annual general meeting of shareholders.

7.	Reelecting the Independent Proxy

The Board of Directors proposes that PHC Notaires, in Lausanne, Switzerland, be reelected as the Independent Proxy for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2025 annual general meeting of shareholders.

8.	Reelecting the Auditors

The Board of Directors proposes that PricewaterhouseCoopers SA be reelected as the statutory auditor and independent registered public accounting firm for the year ending December 31, 2024.

9.	Approving, on a binding basis under Swiss law, the compensation of the Board of Directors and the Executive Committee

Proposal #9a: The Board of Directors proposes that the maximum aggregate amount of compensation for the members of the Board of Directors for the period between the Annual Meeting and the 2025 annual general meeting of shareholders be set at $2,000,000.

Proposal #9b: The Board of Directors proposes that the maximum aggregate amount of fixed compensation for the members of the Executive Committee for the year ending December 31, 2025, be set at $3,000,000.

Proposal #9c: The Board of Directors proposes that the maximum aggregate amount of variable compensation for the members of the Executive Committee for the year ending December 31, 2024, be set at $10,000,000.

10.	Approving, on an advisory basis under U.S. law, the compensation paid to the Named Executive Officers

The Board of Directors is proposing that the following proposal: “RESOLVED, that the Company’s shareholders approve, on an advisory basis under U.S. law, the compensation of the Company’s Named Executive Officers, as disclosed in “Executive Compensation” and the related compensation tables and narrative disclosure in this proxy statement”, be approved.

11.	Approving, on an advisory basis under U.S. law, the frequency of future votes on the compensation paid to the Named Executive Officers

The Board of Directors is proposing that the shareholders advise on the frequency of future advisory votes on Named Executive Compensation by voting for either “ONE YEAR”, “TWO YEARS” OR “THREE YEARS”.

The Board of Directors recommends shareholders vote ONE YEAR on this proposal.

12.	Approving amendments to the Articles of Association

Proposal #12a: The Board of Directors proposes that the amendments to the Articles of Association relating to shares, shareholder rights and general meetings be approved. Proposal #12b: The Board of Directors proposes that the amendments to the Articles of Association regarding the deadline for submitting agenda items be approved.

Proposal #12c: The Board of Directors proposes that the amendments to the Articles of Association relating to board of directors, compensation and related matters be approved. Proposal #12d: The Board of Directors proposes that the amendments to the Articles of Association for conditional share capital flexibility be approved.

Proposal #12e: The Board of Directors proposes that the amendments to the Articles of Association to permit shareholder meetings outside Switzerland and hybrid and virtual shareholder meetings be approved.

Proposal #12f: The Board of Directors proposes that the amendments to the Articles of Association relating to the jurisdiction of Swiss courts be approved.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

—	Internet – Go to www.envisionreports.com/ADCT. Click Cast Your Vote or Request Materials.

—	Phone – Call us free of charge at 1-866-641-4276.

—	Email – Send an email to investorvote@computershare.com with “Proxy Materials ADC Therapeutics SA” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 31, 2024.